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                                                               EXHIBIT 23.2



                           [BDO DUNWOODY LETTERHEAD]

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 12, 1996 with respect to the financial statements of UBP Canholdings Inc. in the Registration Statement on Form S-3 and related Prospectus of Universal Automotive Industries, Inc.


BDO DUNWOODY
Chartered Accountants


BDO Dunwoody

Hamilton, Ontario, Canada
July 26, 1996